Exhibit 10.2

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD AMENDMENT (this “Third Amendment”) to that certain Amended and Restated Employment Agreement, dated on or about August 28, 2012, as amended effective as of October 15, 2012 and further amended effective as of March 16, 2013 (the “Employment Agreement”) by and between Emerald Oil, Inc., a Montana corporation (the “Company”), and Mike Krzus (“Employee”) is made to be effective as of May 8, 2013. Capitalized words and phrases used in this Amendment but not defined herein shall have the meanings set forth in the Employment Agreement. Employee and the Company are referred to collectively herein as the “Parties.”

RECITALS:

WHEREAS, the Parties entered into the Employment Agreement on or about August 28, 2012, which was amended effective as of October 15, 2012 and further amended as of March 16, 2013; and

WHEREAS, the Parties wish to amend certain provisions of the Employment Agreement to be effective as of May 8, 2013.

NOW THEREFORE, the Parties hereby agree as follows:

1. Amendment to Section 3(a) of the Employment Agreement. Section 3(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

    “(a) During the Term of Employment, Employee shall be employed and serve as President of the Company and shall have such duties and responsibilities as are commensurate with such title. The Employee shall report to the Chief Executive Officer of the Company and shall carry out and perform all orders, directions and policies given to Employee by the Chief Executive Officer of the Company consistent with his position and title.”

2. References in the Employment Agreement. All references in the Employment Agreement to “this Agreement” shall mean the Employment Agreement as amended by this Third Amendment.

3. No Other Amendments. Except as modified by this Third Amendment, the Employment Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Employment Agreement, other than as expressly contemplated herein.

4. Severability. If any provision of this Third Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

[Third Amendment to Employment Agreement - Krzus]

5. Applicable Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

6. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first written above.

EMERALD OIL, INC.

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

EMPLOYEE:

/s/ Mike Krzus
Mike Krzus

[Third Amendment to Employment Agreement - Krzus]